Contact:
                              Patriot National Bank
                              900 Bedford Street
                              Stamford, CT 06901
                              Charles F. Howell
                              President and CEO
                              Robert F. O'Connell
                              SEVP & CFO
                              (203) 324-7500



FOR IMMEDIATE RELEASE



PATRIOT NATIONAL BANCORP, INC. RECEIVES REGULATORY APPROVAL
TO OPEN NEW BRANCH IN DARIEN CONNECTICUT

STAMFORD, CT, MARCH 11, 2004. Patriot National Bancorp, Inc. (NASDAQ Small Cap "PNBK"), the parent of Patriot National Bank, announced that the bank has received regulatory approval to establish a new full service branch at 800 Post Road (US 1) in Darien, Connecticut.
Charles F. Howell, President and Chief Executive Officer of Patriot National Bank stated that the new office will be the bank's eighth full service branch in Fairfield County, Connecticut. Since 2001, the bank has expanded from three to seven full service branches in Fairfield County with Darien being the eighth branch.

Mr. Howell said that Patriot continues to execute its long term plan of building a high quality independent community bank by increasing its branch network in Fairfield County, Connecticut. Patriot National Bank has assets in excess of $340 million and offices in Stamford, Greenwich, Old Greenwich, Norwalk and Wilton, Connecticut.

Statements in this news release concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties, and other factors, including those identified from time to time in the Company's other filings with the Securities and Exchange Commission, press releases and other communications.